Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September [  ], 2015, is made and entered into by and among Remark Media, Inc., a Delaware corporation (the “Company”), each of the parties listed as Subscribers on the signature page hereto (each, a “Subscriber” and collectively, the “Subscribers”, and the Company and the Subscribers are each a “Party”, and collectively, the “Parties”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement of dated as of the date hereof (the “Subscription Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Subscription Agreement, the Subscribers will receive certain securities of the Company as inducement for the Subscribers to enter into that certain Financing Agreement, dated as of the date hereof, by and among the Company and certain of its subsidiaries, as borrowers, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and MGG Investment Group, LP. (“MGG”), as administrative agent for the lenders thereunder, and as collateral agent for the lenders thereunder; and

WHEREAS, as a condition to the Closing, the Company and the Subscribers agreed to enter into this Agreement to provide for, among other things, certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1           Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Subscription Agreement. For purposes of this Agreement:

(a)           “Advice” has the meaning set forth in Section 2.4.

(b)           “Board” means the Company’s Board of Directors.

(c)           “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(d)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)           “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

(f)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g)           “Holder” means any holder of Registrable Securities who is a party to this Agreement.

(h)           “Initial Shares” means 130% of the shares of Common Stock issuable upon exercise of the Warrants issued to the Subscribers at Closing.

(i)           “Lead Investor” means MGG Specialty Finance Fund LP.

(j)           “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision of such governmental agency.

(k)           “Prospectus” means a prospectus forming a part of the Registration Statement.

(l)           “Registrable Securities” means the Shares, as well as any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, and excluding for purposes of Article II any Shares for which registration rights have terminated pursuant to Section 2.7 of this Agreement.

(m)         “Registration Period” has the meaning set forth in Section 2.1(a).

(n)          “Registration Statement” has the meaning set forth in Section 2.1(a).

(dd)       “Required Holders” means the holders of at least a majority of the Registrable Securities and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Registrable Securities.

(o)          “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(p)          “SEC” means the Securities and Exchange Commission.

(q)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(r)           “Shares” means the Initial Shares and the Subsequent Shares.

(s)          “Subsequent Shares” means any shares of Common Stock issuable in accordance with the Put Option provided under Section 4 of the Warrants.

(t)           “Warrants” means the warrants to purchase Common Stock to be issued to the Subscribers upon the terms and subject to the conditions set forth in the Subscription Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1            Registration.

(a)           The Company, at its sole cost and expense, shall prepare and file with the SEC a registration statement on Form S-3 (or on Form S-1 if the Company is then ineligible to use Form S-3) pursuant to Rule 415 under the Securities Act (a “Registration Statement”) covering the resale of the Initial Shares as soon as reasonably practicable following the Closing Date, but in no event later than forty-five (45) days thereafter.  The Company shall use its reasonable best efforts:  (i) to cause such Registration Statement to be declared effective by the SEC promptly after filing; and (ii) to maintain the effectiveness of such Registration Statement until the earlier of such time that all of the Registrable Securities covered thereby (x) have been sold by the Holders or (y) are permitted to be sold by each Holder without volume or manner-of- sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (the “Registration Period”).

(b)           The Company, at its sole cost and expense, shall prepare and file with the SEC a Registration Statement covering, or amend an existing Registration Statement to cover, the resale of any Subsequent Shares (if any), as soon as reasonably practicable following their issuance, but in no event later than forty-five (45) days thereafter.  The Company shall use its reasonable best efforts:  (i) to cause such Registration Statement or post-effective amendment to be declared effective by the SEC promptly after filing; and (ii) to maintain the effectiveness of such Registration Statement until the end of the Registration Period with respect to such Subsequent Shares.

(c)           Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Holders until such time as the Staff and the SEC shall permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holder) unless the inclusion of shares by a particular Holder or a particular set of Holders are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Holder or set of Holders shall be the only shares subject to reduction (and if by a set of Holders on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of shares by all such Holders). In addition, in the event that the Staff or the SEC requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the SEC does not require such identification or until such Holder accepts such identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Holder shall have the right to require, upon delivery of a written request to the Company signed by such Holder, the Company to file a registration statement within twenty (20) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Holder in a manner acceptable to such Holder, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until the end of the Registration Period with respect to such Registrable Securities or until such Holder agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Holder as to all Registrable Securities held by such Holder and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by an Holder multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Holder as contemplated above).

Section 2.2            Registration Procedures.  In connection with the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

(a)           Prepare and file with the SEC such pre-effective and post-effective amendments and supplements to the Registration Statement and the Prospectus used in connection with the Registration Statement, and/or file such reports under the Exchange Act, as may be necessary to cause the Registration Statement to become effective, to keep the Registration Statement continuously effective during the Registration Period and ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading, and as may otherwise be required or applicable under, and to comply with the provisions of, the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Registration Period.

(b)           Furnish to each Holder such number of copies of the Prospectus, and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

(c)           Notify each Holder:  (i) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed and, with respect to any post-effective amendment, when the same has become effective, except for any filing to be made solely to incorporate by reference a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K to be filed with the SEC; (ii) of any request by the SEC, or any other federal or state governmental authority, for amendments or supplements to a Registration Statement or a Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or circumstance that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company.

(d)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, promptly.

(e)           If requested by any of the Holders, (i) incorporate in a Prospectus supplement or post-effective amendment such information as such Holders reasonably request be included therein regarding such Holders or the plan of distribution of the Registrable Securities and (ii) make all required filings of the Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of such matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.2(e) that would, in the opinion of counsel to the Company, violate applicable law.

(f)           Upon the occurrence of any event contemplated by Section 2.2(c), prepare and deliver to the Holders any required supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document, including such reports as may be required to be filed under the Exchange Act, so that, as thereafter delivered, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           Use its reasonable best efforts to cause all Registrable Securities, the resale of which is registered under cover of the Registration Statement, to be listed on the NASDAQ Capital Market or such other securities exchange or automated quotation system, if any, as is then the principal securities exchange or automated quotation system on which the Common Stock is then listed.

(h)           Use its reasonable best efforts to cause all Registrable Securities registered by the Registration Statement to be registered or qualified under the securities or “blue sky” laws of such states as the Holders shall reasonably request; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to subject itself to any material tax in any such jurisdiction where it is not then so subject.

(i)            Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to the Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request, a reasonable period of time prior to sales of the Registrable Securities pursuant to the Registration Statement.

(j)            Neither the Company nor any Subsidiary or Affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market and any Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Subscription Agreement).

Section 2.3            Obligation to Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of a Holder that such Holder shall have furnished to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

Section 2.4            Delay or Suspension of Registration Statement.  Upon receipt of any notice from the Company to the Holders of the existence of any fact of the kind described in Section 2.2(c)(v), each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of copies of a supplemented or amended Prospectus contemplated by Section 2.2(f), or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder shall deliver to the Company (at the sole expense of the Company) all copies, other than permanent file copies then in each Holder’s possession, of the Prospectus current at the time of receipt of such notice.  In the event the Company shall give any such notice, the Registration Period shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.2(c)(v) to and including the date when the Holders shall have received the copy of the supplemented or amended prospectus contemplated by Section 2.2(f) or the Advice.

Section 2.5            Expenses of Registration.  All expenses incurred in connection with the registration pursuant to Section 2.1 (excluding any underwriters’ discounts and commissions and fees and disbursements of counsel for the Holders), including, without limitation all registration and qualification fees, and fees and disbursements of counsel and accountants for the Company, shall be borne solely by the Company.

Section 2.6            Indemnification.

(a)           To the fullest extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless each Holder, each director, officer, manager, partner, member, employee, representative and agent of each Holder, and each person, if any, who controls each Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (a “Controlling Person”), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus or any amendments or supplements thereto or in any qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and shall reimburse each such Person for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such claim.  The indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) nor shall the Company be liable to a Holder or Controlling Person of such Holder for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary Prospectus, final Prospectus, or amendments or supplements thereto or Blue Sky Filing, in reasonable reliance upon and in conformity with information furnished by such Holder in writing expressly for use in connection with such registration by or on behalf of such Holder or Controlling Person of such Holder.

(b)           To the fullest extent permitted by law, each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Controlling Person of the Company, and any underwriter for the Company (as defined in the Securities Act), against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, Controlling Person or underwriter may become subject, under the Securities Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus or any amendments or supplements thereto or in any Blue Sky Filing, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary Prospectus or final Prospectus or any amendments or supplements thereto or Blue Sky Filing, in reasonable reliance upon and in conformity with information furnished by such Holder or Controlling Person of such Holder in writing expressly for use in connection with such registration.  The indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)           In no event shall the liability of any Holder under Section 2.6(b) be greater than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(d)           Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action or actual knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with qualified counsel.  The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, only if materially and demonstrably prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.6 to the extent of such prejudice, but the omission so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(e)           If the indemnification provided for in this Section 2.6 is for any reason, other than pursuant to the terms thereof, held to be unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.6(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 2.6(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 2.6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, but shall be subject, in the case of a Holder, to the limitation of Section 2.6(c) above.  No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.  No Party shall be liable for contribution with respect to any loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of such Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 2.7            Termination.  The registration rights under Article II of this Agreement shall terminate upon expiration of the applicable Registration Period, provided that the rights and obligations of the Parties pursuant to Section 2.6 shall survive such termination.

Section 2.8            Rule 144.  The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it shall, upon the request of any Holder, use its reasonable best efforts to make publicly available other information so long as is necessary to permit sales pursuant to Rule 144.  The Company shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144 under the Securities Act.  Upon the request of any Holder, the Company shall deliver to the Holders a written statement as to whether it has complied with such information requirements.

Section 2.9            Grant of Other Registration Rights.  From time to time, the Company may grant registration rights to any other holder or prospective holder of any of the capital stock of the Company.  Notwithstanding the foregoing, in no event shall the Company include any securities other than Registrable Securities and the securities issued and issuable pursuant to the Unit Purchase Agreement on any Registration Statement without the prior written consent of the Required Holders.

ARTICLE III

MISCELLANEOUS.

Section 3.1            Assignment; No Third Party Beneficiaries.

(a)           This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b)           The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder’s Registrable Securities if:  (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreement.

(c)           This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Holders, the permitted assigns and its successors and the permitted assigns of the Holders.

(d)           This Agreement shall not confer any rights or benefits on any Persons that are not Parties hereto, other than as expressly set forth in this Agreement.

Section 3.2            Further Assurances.  Upon the reasonable request of the Company, each Subscriber will execute and deliver, or cause to be executed and delivered, all further documents and instruments and take all further action as may be reasonably necessary in order to satisfy its obligations under this Agreement.  Each Subscriber will not, directly or indirectly, take any action that would make any representation or warranty of such Subscriber contained herein untrue or incorrect in any material respect or that would reasonably be expected to have the effect of preventing or materially delaying such Subscriber from performing any of such Subscriber’s obligations under this Agreement.

Section 3.3            Governing Law; Venue.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 3.4            Counterparts.  This Agreement may be executed in multiple counterparts (including by means of electronically mailed or telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.5            Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) mail to the number set out in Section 6.3 of the Subscription Agreement if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) when transmitted via electronic mail to the email address set out in Section 6.3 of the Subscription Agreement, (d) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (e) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth in the Notices section of the Subscription Agreement, unless another address has been previously specified in writing.

Section 3.6            Amendment and Waiver.  Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or waived only in a writing signed by the Company and the Required Holders.  No waiver of any provision under this Agreement or any breach or default under this Agreement shall extend to or affect in any way any other provision or prior or subsequent breach or default.

Section 3.7            Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 3.8            Entire Agreement.  This Agreement and the other Transaction Documents contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof and thereof in any way.

Section 3.9            Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

REMARK MEDIA, INC.

By:	/s/ Douglas Osrow
Name:	Douglas Osrow
Title:	Chief Financial Officer

SUBSCRIBER:

MGG SPECIALTY FINANCE FUND LP

By:	/s/ Kevin Griffin
Name:	Kevin Griffin
Title:	Chief Executive Officer and
Chief Investment Officer

Signature Page to Registration Rights Agreement